EXHIBIT (a)(1)(ii)

Letter of Transmittal
To Tender Shares of Class A Common Stock
of
U.S. Xpress Enterprises, Inc.
Pursuant to the Offer to Purchase
dated September 12, 2007
by
New Mountain Lake Acquisition Company

The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, October 11, 2007, unless the Offer is extended.

The Depositary for the Offer is:

LA SALLE BANK NATIONAL ASSOCIATION

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
LaSalle Bank National Association Attn: Reorganization Dept. P.O. Box 3344 480 Washington Boulevard Jersey City, NJ 07310	For Eligible Institutions Only: (201) 680-4626 To Confirm Facsimile Transmissions: (For Eligible Institutions Only) (201) 680-4860	LaSalle Bank National Association Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop -- Reorg. Jersey City, NJ 07310

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT THE ADDRESS AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE OFFER TO PURCHASE.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY WILL NOT CONSTITUTE A VALID DELIVERY.

THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF CLASS A SHARES TENDERED
Name(s) and address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as name(s) appear(s) on	Class A Shares Tendered
share certificate(s))	(Attach Additional Signed List if Necessary)
Total Number of
	Certificate	Class A Shares Represented by	Number of Class A Shares
	Number(s)*	Certificate(s)*	Tendered**

Total Class A Shares
*  If Class A Shares are held through the Employee Stock Purchase Plan (the “ESPP”), the Class A Shares are held in book-entry form by the ESPP administrator. Please check one of the boxes below regarding your Class A Shares held through the ESPP.

☐ Yes. I wish to tender all of my Class A Shares held through the ESPP in response to the Offer.
☐ Yes. I wish to tender [ ] of my Class A Shares held through the ESPP in response to the Offer. (Please set forth the number of Class A Shares you wish to tender).
☐ No. I do not wish to tender any of my Class A Shares held through the ESPP in response to the Offer.
** Unless otherwise indicated, it will be assumed that all Class A Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined in the Offer to Purchase) is utilized, if delivery of Class A Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” of the Offer to Purchase (as defined below).

Holders of outstanding shares of Class A Common Stock, par value $0.01 per share (the “Class A Shares”), of U.S. Xpress Enterprises, Inc., a Nevada corporation (“U.S. Xpress”), whose certificates for such Class A Shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the Offer, or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Class A Shares according to the guaranteed delivery procedure set forth in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF CLASS A SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 9

☐	CHECK HERE IF TENDERED CLASS A SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF TENDERED CLASS A SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery , 2007

Name of Institution which Guaranteed Delivery

If delivery is by book-entry transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

The undersigned hereby tenders to New Mountain Lake Acquisition Company, a Nevada corporation (“Purchaser”) and a wholly owned subsidiary of New Mountain Lake Holdings, LLC, a Nevada limited liability company (“Holding Company”), the above described Class A Shares of U.S. Xpress, pursuant to Purchaser’s offer to purchase all outstanding Class A Shares, other than Class A Shares already owned by Purchaser, Holding Company, and the Continuing Investors (as defined in the Offer to Purchase, dated September 12, 2007, hereinafter the “Offer to Purchase”), at a price of $20.10 per share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in this related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”). The undersigned understands that Purchaser reserves the right to transfer or assign in whole or in part from time to time to one or more of its affiliates the right to purchase all or any portion of the Class A Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering stockholders to receive payment for Class A Shares validly tendered and accepted for payment pursuant to the Offer. Receipt of the Offer is hereby acknowledged.

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment) and subject to, and effective upon, acceptance for payment and payment for the Class A Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns, and transfers to, or upon the order of, Purchaser, all right, title, and interest in and to all the Class A Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Class A Shares, or other securities issued or issuable in respect thereof on or after September 12, 2007 (collectively, “Distributions”)) and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class A Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Class A Shares (and any and all Distributions), or transfer ownership of such Class A Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Class A Shares (and any and all Distributions) for transfer on the books of U.S. Xpress, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Shares (and any and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints designees of Purchaser, as such stockholder’s attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (i) to vote at any annual or special meeting of the stockholders of U.S. Xpress or any adjournment or postponement thereof by written consent in lieu of any such meeting or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, (ii) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and (iii) to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Class A Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Class A Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Class A Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Class A Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents, or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for the Class A Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Class A Shares, Purchaser must be able to exercise full voting, consent, and other rights with respect to such Class A Shares (and any and all Distributions).

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign, and transfer the Class A Shares tendered hereby and all Distributions and (ii) when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable, and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges, and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment, and transfer of the Class A Shares tendered hereby and all

Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Purchaser all Distributions in respect of the Class A Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Class A Shares tendered hereby or deduct from such purchase price the amount or value of such Distribution as determined by Purchaser in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors, and assigns of the undersigned. This tender is irrevocable; provided that Class A Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date (as defined in the Offer to Purchase) and, unless theretofore accepted for payment as provided in the Offer to Purchase, may also be withdrawn at any time after November 11, 2007, subject to the withdrawal rights set forth in “The Tender Offer — Section 4. Rights of Withdrawal” of the Offer to Purchase.

The undersigned understands that the valid tender of the Class A Shares pursuant to any one of the procedures described in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the Offer Price is amended in accordance with the terms of the Offer to Purchase, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Purchaser may not be required to accept for payment any of the Class A Shares tendered hereby.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of all Class A Shares purchased and/or return any certificates for any Class A Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of the Class A Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of all Class A Shares purchased and/or return any certificates for any Class A Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of the Class A Shares Tendered.” In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Class A Shares purchased and/or return any certificates evidencing Class A Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return any such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled “Special Payment Instructions”, please credit any Class A Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. The undersigned recognizes that Purchaser has no obligation pursuant to the “Special Payment Instructions” to transfer any Class A Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Class A Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Class A Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) or certificates for Class A Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue: ☐   Check ☐  Certificate(s) to:

Name
(Please Print)

Address

(Zip Code)

(Taxpayer Identification Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Class A Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) or certificates for Class A Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

 ☐  Mail ☐  Check ☐  Certificate(s) to:

Name
(Please Print)

Address

(Zip Code)

SIGN HERE
(Please Complete Substitute Form W-9 Below)

Signature(s) of Stockholder(s)

Dated:  , 2007

Name(s):

(Please Print)

Capacity (full title):

Address:

(Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)
(If required; see Instructions 1 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below)

Name of Firm

Address

(Zip Code)

Authorized Signature

Name
(Please Print)

Area Code and Telephone Number

Dated  , 2007

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations, and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), and the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Class A Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Class A Shares) tendered herewith and such holder(s) has not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal, or (ii) if such Class A Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Shares.  This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Class A Shares is to be made by book-entry transfer pursuant to the procedures set forth in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” of the Offer to Purchase. Certificates for all physically delivered Class A Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Class A Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Class A Shares and all other required documents to the Depositary by the Expiration Date must tender their Class A Shares pursuant to the guaranteed delivery procedure set forth in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depositary by the Expiration Date, and (iii) the certificates for all physically delivered Class A Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Class A Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Global Select Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” of the Offer to Purchase.

The method of delivery of Class A Shares and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder, and delivery will be deemed made only when actually received by the Depositary. If certificates for Class A Shares are sent by mail, we recommend registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Date.

No alternative, conditional, or contingent tenders will be accepted, and no fractional Class A Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Class A Shares.

3. Inadequate Space.  If the space provided herein is inadequate, the certificate numbers and/or the number of Class A Shares should be listed on a separate schedule attached hereto.

4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer).  If fewer than all the Class A Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Class A Shares which are to be tendered in the box entitled “Number of Class A Shares Tendered”. In such case, a new certificate for the remainder of the Class A Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment

Instructions” or “Special Delivery Instructions”, as the case may be, on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Class A Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers, and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Class A Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement, or any change whatsoever.

If any of the Class A Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Class A Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal is signed by the registered holder(s) of the Class A Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Class A Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Class A Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Class A Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

6. Stock Transfer Taxes.  Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Class A Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Class A Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Class A Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Special Payment and Delivery Instructions.  If the check for the purchase price of any Class A Shares purchased is to be issued, or any Class A Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Class A Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Class A Shares by book-entry transfer may request that Class A Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions”. If no such instructions are given, any such Class A Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8. Substitute Form W-9.  Under the U.S. federal income tax laws, the Depositary will be required to withhold twenty-eight percent (28%) of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder or payee must submit a Form W-8BEN Certificate of Foreign Status to the Depositary. Such certificates can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Class A Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause Class A Shares to be deemed invalidly tendered, but may require the Depositary to withhold twenty-eight percent (28%) of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

9. Mutilated, Lost, Stolen, or Destroyed Certificates.  If the certificate(s) representing Class A Shares to be tendered have been mutilated, lost, stolen, or destroyed, stockholders should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact U.S. Xpress’s transfer agent, LaSalle Bank National Association immediately by calling (866) 241-9993. U.S. Xpress’s transfer agent will provide such holder with all necessary forms and instructions to replace any such mutilated, lost, stolen, or destroyed certificates. The stockholder may be required to give Purchaser a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen, or destroyed.

10. Requests for Assistance or Additional Copies.  Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent at the address or telephone numbers set forth below.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number	Part 1 — TAXPAYER IDENTIFICATION NO. — FOR ALL ACCOUNTS	Social Security Number(s) OR Employer Identification Number(s)
Part 2 — For Payees Exempt From Backup Withholding (see enclosed Guidelines)
Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.
Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.
Part 3 Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (“IRA”), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

	Signature:	Date: , 2007

Name (Please Print):

Address (Please Print):

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery, and other tender offer materials may be directed to the Information Agent at its telephone number and location listed below, and will be furnished promptly at Purchaser’s expense. You may also contact your broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (call collect)
(800) 322-2885 (toll-free)
Email:tenderoffer@mackenziepartners.com

The Dealer Manager for the Offer is:

Stifel, Nicolaus & Company, Incorporated.
100 Light Street
Baltimore, MD 21202
(410) 454-5381 (direct dial)
(800) 424-8870 (toll-free)
(410) 454-4126 (facsimile)